UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2015

Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	10600 West Charleston Boulevard Las Vegas, Nevada	89135
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 702-684-8000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2015, Diamond Resorts International, Inc. (the “Company”) and its indirect wholly-owned subsidiary, Diamond Resorts Kona Development, LLC (“Buyer”), entered into an Agreement for the Purchase and Sale of Property (the “Agreement”) with Hawaii Funding LLC (“Seller”), an affiliate of Och-Ziff Real Estate. The Agreement relates to the development by Seller of a new resort to be managed by the Company, which is expected to consist of 144 units (the “Units”), on property located in Kona, Hawaii to be acquired by Seller. Pursuant to the Agreement, Buyer has agreed to purchase, subject to the satisfaction of specified conditions, all of the Units at a price per Unit equal to approximately $630,000, subject to adjustment as specified in the Agreement.

Seller’s delivery of Units to Buyer, which is expected to begin in the first quarter of 2017 and continue through mid-2018, is subject to various conditions precedent and rights of the parties. The Agreement is also subject to various termination rights of the respective parties. Pursuant to the Purchase Agreement, Seller has the right to offer the development for sale to third parties not primarily engaged in the vacation ownership business, subject to a right of first refusal of Buyer.

Buyer and Seller have also agreed to enter into a license agreement in connection with the first closing of Units under the Agreement, pursuant to which Buyer will have the exclusive right to market and sell vacation ownership interests at the resort and an exclusive license to the front desk and various common elements at the resort. Certain additional amounts are payable by Buyer to Seller in connection with their entry into the Agreement and the license agreement.

On July 29, 2015, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2015, B. Scott Minerd resigned as a member of the Company’s Board of Directors.  Mr. Minerd’s resignation did not involve a disagreement on any matter relating to the Company’s operations, policies, or practices.  On July 29, 2015, the Company issued a press release announcing the resignation of Mr. Minerd. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 29, 2015, announcing new Hawaii development.
99.2	Press Release dated July 29, 2015, announcing Board change.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

August 3, 2015	By:	/s/ Jared T. Finkelstein
	Name:	Jared T. Finkelstein
	Title:	Senior Vice President-General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 29, 2015, announcing new Hawaii development.
99.2	Press Release dated July 29, 2015, announcing Board change.